Exhibit 99.5

JAMES CONSTRUCTION GROUP, L.L.C.

SEPTEMBER 30, 2009

UNAUDITED INTERIM FINANCIAL STATEMENTS

CONTENTS

Page

Unaudited Interim Financial Statements:

Balance Sheet	1-2

Statement of Income	3

Statement of Changes in Members’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-12

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF SEPTEMBER 30, 2009

(Unaudited)

ASSETS

Current Assets:
Cash		$62,627,240

Accounts Receivable:
Progress Billings	$48,277,177
Retainage	6,913,731
Other	167,761
		55,358,669
Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts		3,904,705
Uninstalled Contract Materials		19,271,135
Prepaid Expenses		2,408,075
Total Current Assets		143,569,824

Property and Equipment:
Buildings, Furniture and Other	$2,651,791
Machinery and Equipment	61,776,575
	64,428,366
Less: Accumulated Depreciation	(24,729,334)
	39,699,032
Land	1,707,591
		41,406,623

Other Assets		194,361
		$185,170,808

The accompanying notes are an integral part of this statement

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF SEPTEMBER 30, 2009

(Unaudited)

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$3,360,727

Accounts Payable - Trade	27,861,537

Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	59,200,613

Accrued Liabilities	23,778,094

Deferred Compensation Payable	2,882,275

Total Current Liabilities	117,083,246

Long-Term Debt	7,746,447

Total Liabilities	124,829,693

Members’ Equity	60,341,115
$185,170,808

The accompanying notes are an integral part of this statement

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(Unaudited)

Contract Revenues Earned	$285,456,874

Cost of Revenues Earned	255,378,240

Gross Profit	30,078,634

General and Administrative Expenses	11,152,510

Operating Profit	18,926,124

Other Income (Expense):

Other Income/(Expense)	550,609

Gain on Disposals of Property and Equipment	1,489,856

Net Income	$20,966,589

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(Unaudited)

Total

Balance at January 1, 2009	$58,308,009

Net Income	20,966,589

Distributions to Members	(18,933,483)
Balance at September 30, 2009	$60,341,115

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(Unaudited)

Cash Flows From Operating Activities:
Net Income	$20,966,589
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation/Amortization	5,683,822
Gain on Disposals of Property and Equipment	(1,489,856)
Changes in Assets and Liabilities:
Decrease in Accounts Receivable	2,064,465
Decrease in Uninstalled Contract Materials	1,663,050
Increase in Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	(2,385,411)
Increase in Other Assets	(2,380,965)
Increase in Accounts Payable	6,339,826
Decrease in Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	14,304,799
Increase in Accrued Liabilities	—
Increase in Deferred Compensation Payable	—
Net Cash Provided by Operating Activities	44,766,319

Cash Flows From Investing Activities:
Purchases of Property and Equipment	(8,941,988)
Proceeds from Sales of Property and Equipment	3,613,181
Investment in Subsidiariy	(166,450)
Net Cash Used in Investing Activities	(5,495,257)

Cash Flows From Financing Activities:
Net Payments on equipment obligations	(3,099,655)
Payments on Long-Term Debt	—
Distributions to Members	(18,933,483)
Net Cash Used in Financing Activities	(22,033,138)
Net Increase in Cash	17,237,924

Cash - Beginning of Year	45,389,316
Cash - End of Year	$62,627,240

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Note 1 - Organization and Summary of Accounting Policies -

Nature of Operations

James Construction Group, L.L.C. (the Company), engages in highway, industrial and environmental construction, primarily in Louisiana, Texas and Florida. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments, with maturities less than three months, as cash equivalents.

Recognition of Income on Construction Contracts

The Company uses the percentage of completion method for recognizing profits on incomplete contracts.  Estimates of percentage of completion are based on costs incurred to date as a percentage of the latest estimate of total costs anticipated.  This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company’s estimates of costs and revenues will change in the near future. No profit is recognized on contracts before the percentage of completion exceeds 10%. Provisions for anticipated losses on contracts are made when such losses become apparent.

Operating Cycle and Types of Contracts

The Company performs under fixed-price contracts, cost reimbursable contracts, unit-price, and fixed-price and cost reimbursable contracts modified by incentive and penalty provisions.  Each of the contracts may contain components of more than one of the above contract types.  The duration of the significant contracts entered into by the Company varies but generally ranges from one to three years.  The Company, under the operating cycle concept, includes in current assets and liabilities all contract related items regardless of whether cash will be received or paid within a twelve month period.

Accounts Receivable

Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost.  Additions and improvements are capitalized.  Ordinary maintenance and repair expenses are charged to income as incurred.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives using the straight-line method for financial reporting purposes.

Goodwill

In accordance with FAS No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized; however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first, identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, an impairment loss is recorded.

In 1999, in an effort to strengthen its presence in the pulp and paper industry, the Company acquired two entities specializing in this market.  These acquisitions resulted in the Company recording goodwill. Prior to 2008, there was no impairment of the goodwill recognized.  In 2008, due in large part to the economic downturn in the pulp and paper industry and its impact on the Company’s strategic objectives in this industrial market, the Company recognized a full impairment of this goodwill. The goodwill impairment loss recognized during the year ended December 31, 2008 totaled $1,913,323 resulting in no goodwill remaining on the balance sheet.

Uninstalled Contract Materials

Uninstalled contract materials consist of various contract material cost incurred on uncompleted construction projects that have not been installed as of the balance sheet date.  Uninstalled contract materials are carried at the lower of cost or market using the first-in, first-out method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Income Taxes

Effective January 1, 2006, the Company elected, by consent of its members, to be taxed under the provisions of Subchapter S of the Internal Revenue Code.

As a limited liability company, taxed as an S Corporation, the income or loss of the Company is passed through to its members and taxed at their individual rates for income tax purposes.

Distributions

The Company’s operating agreement has specific provisions related to its distributions. Distributions to its members shall first constitute a “mandatory tax distribution” in an amount equal to its members’ estimated tax liability attributable to the taxable income of the Company, and then constitute “mandatory debt distributions”, as defined in the operating agreement, subject to approval by the Company’s lenders, up to $2,500,000 per year. Additional non-mandatory distributions may be made at the discretion of the Board of Managers, subject to approval by the Company’s lenders. As of September 30, 2009, the “mandatory tax distributions” and “mandatory debt distributions” totaled $14,933,483 and $4,000,000, respectively. As a result of the Company being taxed as an S Corporation and due to specified provisions in its operating agreement, the Company expects to continue to make distributions in the future for member income taxes and other purposes. Although amounts have not been determined, future distributions could be material to the financial statements.

Note 2 - Construction Contracts in Progress -

Information with respect to lump-sum construction contracts in progress as of September 30, 2009, is as follows:

Costs on Contracts in Progress	$720,126,628
Earnings to Date on Contracts in Progress	65,607,984
785,734,612
Less: Related Billings	(841,030,520)
$(55,295,908)

The following amounts are included in the accompanying Balance Sheet under the captions:

Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	$3,904,705

Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	(59,200,613)
$(55,295,908)

The backlog for construction contracts in progress was $571,575,000 as of September 30, 2009.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Note 3 - Revolving Credit Agreement -

The Company and Angelo Iafrate Construction Company (AICC), a related party, have a revolving credit agreement with a bank that allows for borrowings as follows:

Revolving credit advances	$31,000,000
Swingline loans	$3,000,000
Letters of credit	$15,000,000
Aggregate limit on above	$31,000,000

The credit agreement is collateralized by substantially all of the assets of the Company and AICC, guaranteed by certain companies related through common ownership, and provides for restrictions on dividends and distributions and the maintenance of certain financial ratios. Letters of credit issued and outstanding at September 30, 2009 totaled $11,774,042. As of September 30, 2009, the outstanding balance under the revolving credit agreement for the Company and AICC totaled $-0- and $-0-, respectively.

Note 4 - Long-Term Debt -

Long-term debt at September 30, 2009 consists of the following:

Equipment financing arrangements with various balloon payments And monthly installments ranging from $2,092 to $64,819 including interest at rates between 0% and 7.76%, due from October 2009 through January 2014. Each agreement is collateralized by equipment. The aggregate cost of collateralized equipment is approximately $20,229,000.	$11,107,174

$11,107,174
Less current portion	3,360,727
Long-term portion	$7,746,447

The aggregate maturities of principal payments on the long-term portion of debt are as follows for the periods as follows:

October 1, 2010 to December 31, 2010	$913,419
Year ended December 31, 2011	2,194,057
Year ended December 31, 2012	1,797,739
Year ended December 31, 2013	1,447,405
Year ended December 31, 2014 and Thereafter	1,393,827
$7,746,447

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Note 5 - Members’ Equity -

The Company’s operating agreement authorizes 100 units of membership interest designated into two classes.  The number and class of member units outstanding as of September 30, 2009 are as follows:

Class A	65
Class B	35
Total	100

Each member holding a class of units has such rights, preferences, privileges and obligations of a member as specified in the operating agreement for such class.

In connection with the two classes of membership units, the Company has defined certain restrictions and mandatory requirements related to its distribution of earnings.  See Note 1 - Distributions, for a further discussion of these provisions.

The operating agreement also identifies certain triggering events which can create an obligation for the Company to purchase member units.  See Note 9 - Membership Repurchase Requirement, for a further discussion of these provisions.

Note 6 - Employee Benefit Plan -

The Company has a profit-sharing plan with a 401(k) provision for eligible employees. The Company, at its discretion, may match a portion of employee contributions. The plan also has a profit sharing provision for additional contributions allowed to be made by the Company at its discretion. Profit sharing and 401(k) expense for the nine months ended September 30, 2009 was approximately $702,000.

Note 7 - Deferred Compensation Payable -

The Company has deferred compensation plans in place as of September 30, 2009. The current deferred compensation payable as of September 30, 2009 totaled $2,882,275.

Note 8 - Related Party Transactions -

During the nine months ended September 30, 2009, the Company received payments of approximately $113,000 for administrative services provided by the Company to AICC.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Note 9 - Commitments and Contingencies -

Membership Repurchase Requirement

The members of the Company have entered into an agreement that, among other things, defines certain triggering events which can create an obligation for the Company to purchase member units at fair market value as defined in the operating agreement.  A summation of such triggering events is as follows:

Class A members upon desire to sell their membership units, must first offer such units for sale to Class B members then to potential third party buyers.  In the event that Class A units are not sold to Class B members or to third party buyers within a specified period of time, the Class A member can require the Company to purchase the Class A units at fair market value as defined in the operating agreement.

Class B members, upon death or retirement must first offer Class B units to other Class B members.  In the event the other Class B members elect not to purchase such units, the Class B member can require the Company to purchase the Class B shares at fair value as defined in the operating agreement.

Self-Insurance

The Company is self-insured for general liability and has large deductible plans for workers’ compensation and automobile liability claims. The Company accrued the estimated liability for claims through September 30, 2009, including provisions for claims incurred but not reported.

The Company, and other companies related through common ownership, have obtained automobile liability, general liability and workers’ compensation insurance for the policy year April 1, 2009 through March 31, 2010 as follows:

•                  The large deductible program insures the Company, and related companies, for losses exceeding $500,000 for workers’ compensation and losses exceeding $250,000 for general liability and automobile liability.

•                  Umbrella insurance for all three lines to a limit of $20,000,000 over primary.

Maximum aggregate exposure for the Company’s losses, as well as the related companies, for workers’ compensation, general liability and automobile liability is approximately $8,700,000 per contract arrangement with the insurance company for the policy year.

Letters of credit totaling $6,524,795 have been provided in connection with the self-insurance program.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

(Unaudited)

Operating Leases and Rent Expense

The Company leases office facilities and equipment under operating leases which expire at various dates through 2013.  The long-term lease commitments are as follows:

October 1, 2009 to December 31, 2009	$1,400,118
Year ended December 31, 2010	3,198,260
Year ended December 31, 2011	2,324,407
Year ended December 31, 2012	1,307,004
Year ended December 31, 2013 and Thereafter	95,752
$8,325,541

The total rent expense for the nine months ended September 30, 2009, including the above leases, totaled approximately $12,347,000.

Litigation

The Company is a party to various negotiations and legal proceedings arising in the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 10 - Contract Guarantees -

The Company is generally required to furnish performance and payment surety bonds to contract owners.  The bonds are secured by receivables from bonded contracts.

In the normal course of its business, the Company has also subcontracted to various specialty contractors who may or may not have obtained surety bonds.  Management has adequate controls in place to monitor the pre-qualifications and performance of the subcontractors.  Therefore, no accruals have been considered necessary by management for financial guarantees related to the non-bonded subcontractors.

Note 11 - Concentration of Credit Risk -

Approximately 49% of revenue earned during the nine months ended September 30, 2009 was derived from two customers. Accounts receivable related to these customers approximated $21,580,000 at September 30, 2009.

The Company maintains cash accounts with commercial banks, the balances of which may periodically exceed the federally insured limits.

Note 12 – Subsequent Event

On December 18, 2009, the Company completed the sale of their equity interests to Primoris Services Corporation (“Primoris”), following which, the Company became a wholly owned subsidiary of Primoris.  Primoris acquired 100% ownership of the Company for approximately $125 million in initial acquisition consideration at closing, paid in a combination of $7 million in cash, shares of Primoris Series A Non-Voting Contingent Convertible Preferred Stock valued at $64.5 million and a $53.5 million promissory note.  In addition, if the former members of the Company attain certain specified financial goals for the fiscal year ending December 31, 2010, Primoris will pay the former members of the Company $10 million earnout consideration, payable in shares of Primoris common stock.

Prior to the sale, the Company made a cash distribution of $35 million to the former members of the Company.  To satisfy certain tax obligations of the former members, the Company issued an interest-free promissory note dated December 18, 2009 for $1.9 million, which was paid by the Company in January 2010.  Prior to the sale, the Company also paid the deferred compensation due an individual for $2.88 million.